Exhibit 99.1

Oak Street Health Reports Third Quarter 2021 results

November 8, 2021 at 4:05 Eastern Time

CHICAGO, IL – Oak Street Health, Inc. (NYSE: OSH, or the “Company”), a network of value-based primary care centers for adults on Medicare, today reported financial results for its quarter ended September 30, 2021.

“We were pleased with another quarter of strong performance as well as the significant accomplishments we made to advance our platform,” said Mike Pykosz, Chief Executive Officer of Oak Street Health. “We managed through the continued uncertainty related to the COVID-19 pandemic and Delta variant, eclipsing $1 billion of revenue for the first time in our Company’s history.  We are encouraged by our clinical results in the third quarter and their implications for both our patients’ well-being and our future financial performance.  We were also proud to announce two important milestones – our relationship with AARP and our acquisition of RubiconMD.  Oak Street Health became the only primary care group selected to carry the AARP name, which is truly meaningful recognition from one of the most respected brands among seniors.  With our acquisition of RubiconMD, we are excited by the opportunity to integrate specialist expertise directly into the care we provide in-center which further differentiates and improves the Oak Street Platform.  We believe these advancements will accelerate our mission to rebuild healthcare as it should be into 2022 and beyond.”

“In the third quarter, we generated at-risk patient growth of 69%, and total revenue growth of 78%, and continued our national expansion, opening 15 new centers in 7 new markets, bringing our total center count to 100,” added Tim Cook, Chief Financial Officer of Oak Street Health. “Additionally, we outperformed on our key metrics of at-risk patients, total revenue, and adjusted EBITDA compared to our guidance for the quarter and are excited by our momentum heading into 2022.”

Third Quarter 2021 Financial Highlights

•	Total revenue was $388.7 million, up 78% year over year.
•	Capitated revenue totaled $376.7 million, up 78% year over year.
•	The Company cared for approximately 100,500 risk-based patients, representing 76% of its total patients.
•	Net loss was $(109.9) million [1], compared to $(59.3) million in the third quarter of 2020.
•	Adjusted EBITDA[2] was $(64.3) million, compared to $(22.8) million in the third quarter of 2020.
•	As of September 30, 2021, the Company operated 110 centers, compared to 67 centers as of September 30, 2020.

Outlook for Fiscal Year 2021

	Twelve Months Ending
	December 31, 2021
	Low	High
(dollars in millions)
Centers	128	129
At-risk patients	111,500	113,500
Revenue	$1,400.0	1,425.0
Adjusted EBITDA	$(230.0)	(235.0)

We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not

[1]

Includes stock based and unit-based compensation of $38.7 million and $29.7 million as of the third quarter of 2021 and 2020, respectively. The majority of the increase is due to the modification of vesting terms for pre-IPO equity awards that occurred post-IPO (2020 included approximately one and a half months of expense due to the timing of our IPO) and not incremental grants of equity.

[2]

Adjusted EBITDA is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net loss as the most directly comparable GAAP measure as set forth in the accompanying “Adjusted EBITDA Reconciliation” section. We define Adjusted EBITDA as net loss, excluding other income (expense), taxes, depreciation and amortization, stock-based and unit-based compensation and transaction/ offering related costs.

provided forward-looking guidance for net loss, because of the uncertainty around certain items that may impact net loss, including stock-based and unit-based compensation, that are not within our control or cannot be reasonably predicted. However, for fiscal year 2021, depreciation and amortization is expected to be $16.0 million.

Webcast and Conference Call

The Company will conduct a conference call Tuesday, November 9, 2021 at 8:00 AM Eastern Time to discuss these results and management’s outlook for future financial and operational performance. The conference call can be accessed by webcast or by dialing (833) 529-0224 for U.S. participants, or +1 (236) 389-2153 for international participants, and referencing participant code 5142299. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at https://investors.oakstreethealth.com.

About Oak Street Health

Founded in 2012, Oak Street Health is a network of value-based primary care centers for adults on Medicare. With a mission of rebuilding healthcare as it should be, the Company operates an innovative healthcare model focused on quality of care over volume of services, and assumes the full financial risk of its patients. Oak Street Health currently operates more than 100 centers across 19 states and is the only primary care provider to carry the AARP name. To learn more about Oak Street Health’s proven approach to care, visit oakstreethealth.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the fiscal year 2021. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 on our business and results of operation; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the final Registration Statement filed with the SEC on August 5, 2020, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 10, 2021. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets

(in millions)

	September 30, 2021 (unaudited)	December 31, 2020

Assets
Current assets:
Cash	$241.7	$409.3
Restricted cash	16.6	10.4
Other patient receivables, net	0.5	7.6
Capitated accounts receivable	464.0	248.9
Marketable debt securities	771.3	-
Prepaid expenses	9.6	6.8
Other current assets	11.1	4.2
Total current assets	1,514.8	687.2

Long-term assets:
Property and equipment, net	112.7	78.8
Security deposits	1.6	1.3
Operating lease right-of-use assets	145.9	-
Goodwill	12.5	9.6
Intangible assets, net	2.7	3.0
Other long-term assets	0.8	1.1
Total assets	$1,791.0	$781.0

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$30.2	$8.8
Accrued compensation and benefits	38.4	32.0
Liability for unpaid claims	442.3	262.1
Other liabilities	34.0	12.6
Total current liabilities	544.9	315.5

Long-term liabilities:
Long-term operating lease liabilities	153.0	-
Deferred rent expense	-	13.5
Other long-term liabilities	39.7	28.8
Long-term debt, net of current portion	900.3	-
Total liabilities	1,637.9	357.8

Stockholders' equity:
Common stock	0.2	0.2
Additional paid-in capital	977.6	971.8
Accumulated other comprehensive income	(0.2)	-
Accumulated deficit	(826.6)	(555.8)
Total stockholders' equity allocated to the Company	151.0	416.2
Noncontrolling interests	2.1	7.0
Total stockholders' equity	153.1	423.2
Total liabilities, redeemable investor units and stockholders' equity	$1,791.0	$781.0

Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three-Months Ended		Nine-Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenues
Capitated revenue	$376.7	$211.8	$1,014.6	$616.4
Other patient service revenue	12.0	6.1	23.9	17.7
Total revenues	388.7	217.9	1,038.5	634.1

Operating expenses
Medical claims expense	309.7	154.5	790.9	442.3
Cost of care, excluding depreciation and amortization	76.3	43.2	203.6	126.5
Sales and marketing	30.5	15.5	80.5	37.4
Corporate, general and administrative expenses	77.0	57.2	224.3	112.5
Depreciation and amortization	4.5	2.9	11.7	8.1
Total operating expenses	498.0	273.3	1,311.0	726.8

Loss from operations	(109.3)	(55.4)	(272.5)	(92.7)

Other income/(expense)
Interest expense, net	(0.6)	(3.9)	(1.8)	(8.8)
Other	-	-	-	0.2
Total other expense	(0.6)	(3.9)	(1.8)	(8.6)
Net loss	$(109.9)	$(59.3)	$(274.3)	$(101.3)

Net loss attributable to noncontrolling interests	0.6	0.1	3.5	0.5
Net loss attributable to the Company	$(109.3)	$(59.2)	$(270.8)	$(100.8)

Undeclared and deemed dividends	$-	$(5.4)	$-	$(27.2)
Net loss attributable to common stock/unitholders	(109.3)	(64.6)	(270.8)	(128.0)
Weighted average common stock outstanding - basic and diluted[3]	223,435,698	218,261,866	221,932,624	218,261,866
Net loss per share – basic and diluted	$(0.49)	(0.15)	$(1.22)	(0.15)

[3]	Basic and diluted earnings per share of common stock is applicable only for periods after the Company's IPO that was completed on August 10, 2020.

Condensed Consolidated Statements of Cash Flows

(in millions, unaudited)

	Nine-Months Ended
	September 30, 2021	September 30, 2020
Cash flows from operating activities:
Net loss	$(274.3)	$(101.3)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of discount on debt and related issuance costs	2.4	4.2
Accretion of discounts and amortization of premiums on short-term marketable securities, net	2.4	-
Depreciation and amortization	11.7	8.1
Non-cash operating lease costs	11.2	-
Stock and unit-based compensation, net of forfeitures	121.9	34.4
Change in fair value of bifurcated derivative	-	0.2
Change in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(208.0)	(56.3)
Prepaid expenses and other current assets	(10.6)	(6.1)
Security deposits and other long-term assets	0.1	0.1
Accounts payable	16.6	(5.9)
Accrued compensation and benefits	6.5	(5.2)
Liability for unpaid claims	180.2	86.6
Operating lease liabilities	(9.9)	-
Other current liabilities	7.9	10.7
Other long-term liabilities	16.0	7.8
Other	-	0.4
Net cash used in operating activities	(125.9)	(22.3)

Cash flows from investing activities:
Proceeds from sales and maturities of marketable debt securities	43.7	-
Purchases of marketable debt securities	(817.6)	-
Purchase of business	(1.4)	-
Purchases of property and equipment	(40.6)	(12.6)
Net cash used in investing activities	(815.9)	(12.6)

Cash flows from financing activities:
Proceeds from initial public offering	-	377.3
Payments of underwriting fees, net of discounts and offering costs	-	(24.9)
Principal payments on long-term debt	-	(80.0)
End of term charge and prepayments for debt paydown	-	(5.6)
Proceeds from borrowings on convertible senior notes, net	897.9	-
Purchase of capped calls	(123.6)	-
Proceeds from issuance of redeemable investor units	-	224.4
Capital contributions from non-controlling interests	0.1	5.9
Capital distributions to non-controlling interests	(1.5)	(0.1)
Tender Offer - common units	-	(19.4)
Proceeds from exercise of options	4.5	0.1
Proceeds from issuance of common stock under the employee purchase plan	3.0	-
Net cash provided by financing activities	780.4	477.7

Net change in cash, cash equivalents and restricted cash	(161.4)	442.8
Cash, cash equivalents and restricted cash, beginning of period	419.7	42.2
Cash, cash equivalents and restricted cash, end of period	$258.3	$485.0

Non-GAAP Financial Measures

Certain of these financial measures are considered “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC. We believe that non-GAAP financial measures provide an additional way of viewing aspects of our operations that, when viewed with the GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. These non-GAAP financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. However, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors. To supplement our consolidated financial statements presented on a GAAP basis, we disclose the following Non-GAAP measures: patient contribution, platform contribution and Adjusted EBITDA as these are performance measures that our management uses to assess our operating performance. Because patient contribution, platform contribution and Adjusted EBITDA facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes and in evaluating acquisition opportunities.

Patient Contribution Reconciliation

Patient Contribution is a non-GAAP financial measure that we define as capitated revenue less medical claims expense. The following is a reconciliation of our loss from operations, the most directly comparable GAAP financial measure, to Patient Contribution, for the three and nine-months ended September 30, 2021 and 2020.

	Three-Months Ended		Nine-Months Ended
(dollars in millions), (unaudited)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Loss from operations	$(109.3)	$(55.4)	$(272.5)	$(92.7)
Other patient service revenue	(12.0)	(6.1)	(23.9)	(17.7)
Cost of care, excluding depreciation and amortization	76.3	43.2	203.6	126.5
Sales and marketing	30.5	15.5	80.5	37.4
Corporate, general and administrative expenses	77.0	57.2	224.3	112.5
Depreciation and amortization	4.5	2.9	11.7	8.1
Patient contribution	$67.0	$57.3	$223.7	$174.1

Platform Contribution Reconciliation

Platform Contribution is a non-GAAP financial measure that we define as total revenues less the sum of medical claims expense and cost of care, excluding depreciation and amortization. The following is a reconciliation of our loss from operations, the most directly comparable GAAP financial measure, to Platform Contribution, for the three and nine-months ended September 30, 2021 and 2020.

	Three-Months Ended		Nine-Months Ended
(dollars in millions), (unaudited)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Loss from operations	$(109.3)	$(55.4)	$(272.5)	$(92.7)
Depreciation and amortization	4.5	2.9	11.7	8.1
Corporate, general and administrative	77.0	57.2	224.3	112.5
Sales and marketing	30.5	15.5	80.5	37.4
Platform contribution	$2.7	$20.2	$44.0	$65.3

Adjusted EBITDA Reconciliation

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net loss adjusted to exclude (i) stock and unit-based compensation expense, (ii) depreciation and amortization, (iii) other income, net and (iv) transaction and offering costs. Our management team uses Adjusted EBITDA as a performance measure in order to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three and nine-months ended September 30, 2021 and 2020.

	Three-Months Ended		Nine-Months Ended
(dollars in millions), (unaudited)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net loss	$(109.9)	$(59.3)	$(274.3)	$(101.3)
Interest expense and other income	0.6	3.9	1.8	8.6
Depreciation and amortization	4.5	2.9	11.7	8.1
Stock and unit-based compensation	38.7	29.7	121.9	35.6
Transaction / offering related costs	1.8	-	3.6	-
Adjusted EBITDA	$(64.3)	$(22.8)	$(135.3)	$(49.0)

Contacts

Media:

Erica Frank

Vice President of Public Relations

(330) 990-5026

Erica.Frank@oakstreethealth.com

Investors:

Sarah Cluck
Head of Investor Relations

(773) 572-0254
sarah.cluck@oakstreethealth.com

Source: Oak Street Health